Exhibit 99.1

Tenon Medical Announces Pricing of $5.6 Million Public Offering

LOS GATOS, CA - June 14, 2023 - Tenon Medical, Inc. (“Tenon” or the “Company”) (NASDAQ:TNON), a company transforming care for patients suffering with certain sacroiliac joint disorders, today announced the pricing of its public offering of 10,000,000 units, with each unit consisting of one share of common stock and two warrants, each warrant to purchase one share of common stock. Each unit is being sold at a public offering price of $0.56. The warrants in the units will be immediately exercisable at a price of $0.56 per share and will expire five years from the date of issuance. The shares of common stock and warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Gross proceeds, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $5.6 million.

The warrants are expected to begin trading on the Nasdaq Capital Market on June 15, 2023, under the symbol “TNONW”. The offering is expected to close on June 16, 2023, subject to customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with this offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-272488), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 13, 2023. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Tenon Medical, Inc.

Tenon Medical, Inc., a medical device company formed in 2012, has developed The Catamaran™ SI Joint Fusion System that offers a novel, less invasive approach to the SI joint using a single, robust titanium implant. The system features the Catamaran™ Fixation Device which passes through both the axial and sagittal planes of the ilium and sacrum, stabilizing and transfixing the SI joint along its longitudinal axis. The angle and trajectory of the Catamaran surgical approach is also designed to provide a pathway away from critical neural and vascular structures and into the strongest cortical bone. Tenon is underway with a national launch of this system to address the greatly underserved market opportunity that exists in this space. For more information, please visit www.tenonmed.com.

The Tenon Medical logo and Tenon Medical, are registered trademarks of Tenon Medical, Inc. Catamaran is a trademark of Tenon Medical, Inc.

Safe Harbor

This press release contains “forward-looking statements,” which are statements related to events, results, activities or developments that Tenon expects, believes or anticipates will or may occur in the future. Forward-looking often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” and similar expressions and the negative versions thereof. Such statements are based on Tenon’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s ability to complete the offering, the expected date the Company’s warrants will begin trading and expected use of proceeds. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, please review our Registration Statement on Form S-1 on file with the Securities and Exchange Commission at www.sec.gov, particularly the information contained in the section entitled “Risk Factors”. We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

IR Contact:

Shannon Devine: 203-741-8811

MZ North America

tenon@mzgroup.us